UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2010 (January 4, 2010)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 4, 2010, U-Store-It Trust (NYSE: YSI) announced that Steve Hartman joined the company as Senior Vice President of Marketing. Hartman brings more than 13 years of management, technology and marketing experience to the company, most recently serving as the Senior Director of eBay Partner Network. At U-Store-It, Hartman will be responsible for the company’s overall marketing efforts and the U-Store-It Network program.

At eBay, Hartman led eBay’s global online affiliate marketing programs through a transformation of its strategy, organization, pricing, and technology. During his nine years with the company he held numerous positions in online advertising, reporting and analytics, and data-driven applications.  Prior to eBay, Hartman served as a technology consultant with Accenture.  Hartman earned a Bachelor’s degree in Mechanical Engineering from Carnegie Mellon University and an MBA through the University of California-Berkeley and Columbia University.

On January 4, 2010, the Company issued a press release regarding the appointment of Mr. Hartman as the Company’s Senior Vice President of Marketing.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is being furnished herewith.

Exhibit No.	Description
99.1	Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: January 4, 2010
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President - Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 4, 2010